Exhibit 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Steven  Sobieski,  CFO
Phone:  908-947-1100
E-mail: ssobieski@lifecell.com



                 LIFECELL APPPOINTS LISA COLLERAN VICE PRESIDENT
                      OF MARKETING AND BUSINESS DEVELOPMENT

                       EXECUTIVE MANAGEMENT TEAM EXPANDED


BRANCHBURG,  N.J., DECEMBER 23, 2002 - LifeCell Corporation (NASDAQ: LIFC) today
                                                                     ----
announced the appointment of Lisa Colleran to the position of Vice President - Marketing and Business Development. Ms. Colleran comes to LifeCell from Baxter Healthcare Corporation, where she most recently served as Vice President / General Manager - Renal Pharmaceuticals Business.

"Lisa is a proven leader with almost twenty years of solid marketing experience. Her marketing expertise and knowledge of the healthcare industry will be invaluable to LifeCell at this stage of our evolution, and we are pleased to welcome her to our executive management team." said Paul Thomas, President and Chief Executive Officer, LifeCell.

A native of Long Island, New York, Ms. Colleran began her career as a Registered Nurse at The New York Hospital - Cornell Medical Center. In 1983 she joined Baxter Healthcare Corporation as a clinical sales specialist and served in various marketing management roles until 1997 when she was appointed Vice President - Marketing for US Renal business. She served in that role until 2001 when she advanced to Vice President / General Manager - Renal Pharmaceuticals Business.

Ms. Colleran holds a BS degree from Molloy College, Rockville Centre and an MBA from Loyola University of Chicago.

ABOUT  LIFECELL
---------------

LifeCell is a leader in developing and marketing biologically based solutions for the repair and replacement of damaged or inadequate tissue in numerous different clinical applications. The Company's proprietary tissue matrix technology removes cells from allograft tissue and preserves the tissue without damaging the essential biochemical and structural components necessary for normal tissue regeneration. LifeCell currently markets four proprietary human tissue based products: AlloDerm(R) for plastic reconstructive and burn procedures through LifeCell's direct sales force and for periodontal procedures through BioHorizons, Inc.; Cymetra(R), a version of AlloDerm in particulate form for the correction of soft tissue defects, through LifeCell's direct sales force and a co-promotion agreement with OMP, Inc.; Repliform(TM), a version of AlloDerm for urology and gynecology procedures, through a marketing and distribution agreement with Boston Scientific Corporation; and Graft Jacket(TM), an acellular periostium replacement graft through a

                                     -more-
distribution agreement with Wright Medical Group, Inc. The Company is also the exclusive marketing agent for the SmartPReP(TM) Platelet Concentration System in the United States to ENT, plastic reconstructive and general surgeons in hospitals. The Company's development programs include the application of its tissue matrix technology to vascular, nerve and orthopedic tissue repair; investigation of human tissues as carriers for therapeutics; Thrombosol(TM), a formulation for extended storage of platelets and technologies to enhance the storage  of  red  blood  cells  for  transfusion.  Visit  our  website  at
www.lifecell.com.
----------------

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's ability to develop and market new products. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and other reports filed with the Securities and Exchange Commission.